BERENSON & COMPANY LLP
      CERTIFIED PUBLIC ACCOUNTANTS


                                                            135 WEST 50TH STREET
                                                             NEW YORK, NY  10020
                                                                  (212) 977-6800



                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of IGENE Biotechnology, Inc. on Form SB- 2 of our report dated March 13, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 13, 1997 relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Expert" in such Prospectus.


                                            /s/ Berenson & Company LLP


New York, NY
January 21, 1998